SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)    May 22, 2003

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

2795 East Cottonwood Parkway Suite 660 Salt Lake City, Utah	84121-7036
(Address of principal executive offices)	(Zip code)

(801) 365-2800

(Registrant’s telephone number, including area code)

CURRENT REPORT ON FORM 8-K

SONIC INNOVATIONS, INC.

May 29, 2003

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) On May 13, 2003, Sonic Innovations, Inc. (“Sonic”) announced that it had entered into an agreement to purchase all of the outstanding common stock of Sanomed Handelsgesellschaft mbH (“Sanomed”), a hearing aid distribution company headquartered in Hamburg, Germany. The acquisition was effected pursuant to a Sale and Purchase Agreement (the “Agreement”), signed on May 9, 2003 and closed on May 22, 2003, by and among Sonic, Sonic’s wholly owned subsidiary PALME Verwaltungsgesellschaft mbH (PALME), and the shareholders of Sanomed, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K. The press release dated May 13, 2003 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The terms of the Agreement were negotiated between the parties. Prior to the execution of the Agreement, neither Sonic nor any of its affiliates had a relationship with Sanomed or its shareholders.

Sonic borrowed the initial cash purchase price of Euro 11,200,000 (approximately U.S. Dollars 13,000,000) from Wells Fargo Bank. The loan is for a term of 90 days and is secured by a cash deposit. Sonic intends to replace this short-term loan on or before its termination date with a long-term loan from a German banking institution.

(b) There are presently no significant changes anticipated in the business of Sanomed except to replace a number of Sanomed’s current products with Sonic products.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

In accordance with Item 7(a), the financial statements of Sanomed shall be provided not later than August 5, 2003.

(b)	PRO FORMA FINANCIAL INFORMATION.

In accordance with Item 7(b), the pro forma financial information shall be provided not later than August 5, 2003.

(c)	EXHIBITS.

2.1	Sale and Purchase Agreement between Mr. Eckart Suhl, Mr. Andreas Coburger, Mr. Oliver Burmester and PALME Verwaltungsgesellschaft mbH and Sonic Innovations, Inc.

99.1	Press Release dated May 13, 2003 announcing the agreement to purchase of Sanomed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC INNOVATIONS, INC.

Dated: May 29, 2003:	/s/ Stephen L. Wilson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Sale and Purchase Agreement between Mr. Eckart Suhl, Mr. Andreas Coburger, Mr. Oliver Burmester and PALME Verwaltungsgesellschaft mbH and Sonic Innovations, Inc.

99.1	Press Release dated May 13, 2003 announcing the agreement to purchase Sanomed.